Exhibit 10.1

Execution Version

$400,000,000

HALCÓN RESOURCES CORPORATION

9.25% SENIOR NOTES DUE 2022

PURCHASE AGREEMENT

August 8, 2013

BMO CAPITAL MARKETS CORP.

As Representative of the several
Initial Purchasers named in Schedule I attached hereto,

c/o BMO Capital Markets Corp.
      3 Times Square, 28th Floor
      New York, New York 10036

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $400,000,000 in aggregate principal amount of its 9.25% Senior Notes due 2022 (the “Notes”).  The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and U.S. Bank Trust National Association, as trustee (the “Trustee”).

The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors listed in Schedule II hereto (together the “Guarantors”).  As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires.  This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1.                                      Purchase and Resale of the Notes.  The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act.  The Company and the Guarantors have prepared a preliminary offering memorandum, dated August 7, 2013 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated August 8, 2013 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes and the Exchange Notes (as defined herein) and the Guarantees and the Exchange Guarantees (as defined herein).  The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package.”  The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 4:00 pm (New York City time) on August 8, 2013.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be that are incorporated by reference therein.  Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date.  All documents filed under the Exchange Act that are incorporated by reference therein shall be deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons in compliance with Regulation S under the Securities Act (“Regulation S”).  Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement in a form reasonably satisfactory to the Initial Purchasers (the “Registration Rights Agreement”) between the Company, the Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s 9.25% Senior Notes due 2022 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees.  Such portion of the offering is referred to as the “Exchange Offer”.

2.                                      Representations, Warranties and Agreements of the Company and the Guarantors.  The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a)                                 When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

(b)                                 Neither the Company nor any subsidiary of the Company is or, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(c)                                  Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.  No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, or any person acting on behalf of the Company or the Guarantors (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d)                                 No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors, any affiliate of the Company or the Guarantors or any person acting on behalf of the Company or the Guarantors (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States in accordance with Regulation S, and the Company and any person acting on its behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e)                                  Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)                                   The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this

Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(g)                                  The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(h)                                 The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i)                                     Neither the Company nor any Guarantor has made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

(j)                                    The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule IV(B) hereto, did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(k)                                 The documents incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, at the time they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Pricing

Disclosure Package and the Offering Memorandum, when such documents are filed with the Commission will conform in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(l)                                     The statistical and market-related data relating to the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of the Company and its subsidiaries are based on or derived from sources that the Company believes to be reliable in all material respects.

(m)                             The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary,” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule II hereof.  On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Pricing Disclosure Package and the Offering Memorandum and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(n)                                 The Company has the authorized equity capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Pricing Disclosure Package and the Offering Memorandum and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 The Company and each Guarantor has all requisite corporate power, partnership or limited liability company and authority, as applicable, to perform its obligations under the Indenture.  The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.  The Indenture conforms to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p)                                 The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes.  The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q)                                 The Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes.  The Exchange Notes have been duly and validly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r)                                    Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees.  The Guarantees have been duly and validly authorized, executed and delivered by the Guarantors upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(s)                                   Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees.  The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t)                                    The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.  The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(u)                                 The Company and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(v)                                 The issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this

Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Guarantors or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on ability of the company or any Guarantor to perform their obligations under this Agreement.

(w)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Registration Rights Agreement, except for the filing of the registration statement by the Company with the Commission pursuant to the Securities Act, as required by the Registration Rights Agreement, and such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date as described in this Agreement or as may be required by the securities or blue sky laws of the various states, the Securities Act and the securities laws of any jurisdiction outside the United States in which the Notes are offered.

(x)                                 Except for the Registration Rights Agreement and as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

(y)                                 Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(z)                                  Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt, of the Company, the Guarantors or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          The historical financial statements (including the related notes and supporting schedules) of each of the Company and GeoResources, Inc. (“GeoResources”) included and/or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The statement of revenues and direct operating expenses of each of the East Texas Assets (as defined in the Pricing Disclosure Package) and the Williston Basin Assets (as defined in the Pricing Disclosure Package) present fairly in all material respects the revenues and direct operating expenses of the East Texas Assets and the Williston Basin Assets, as applicable, at the dates and for the periods indicated.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)                          The pro forma financial statements included in the Pricing Disclosure Package and the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package.  The pro forma financial statements included in the Pricing Disclosure Package have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information.  The pro forma financial statements included in the Pricing Disclosure Package and the Offering Memorandum have been prepared on the basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the GeoResources Merger (as defined therein), the acquisition of the East Texas Assets, the acquisition of the Williston Basin Assets, including the issuance of $750 million of 8% Automatically Convertible Preferred Stock, the issuance of $750 million of 9.75% Senior Notes due 2020, the private placement of approximately 41.9 million shares of the Company’s common stock and the issuance of $750 million of 8.875% senior notes and to give effect to the other transactions described therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions reflected therein. The other financial information and data included and incorporated by reference in the Offering Memorandum, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(cc)                            Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports appear in the Pricing Disclosure Package and the Offering Memorandum or are incorporated by reference therein and who delivered the initial letter referred to in Section 7(f) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(dd)                          Grant Thornton LLP, who have certified certain financial statements of GeoResources and SBE Partners LP, whose reports appear in the Pricing Disclosure Package and the Offering Memorandum or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, were independent registered public accountants of GeoResources as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(ee)                            UHY LLP, who have certified certain statements of revenues and direct operating expenses of the East Texas Assets and the Williston Basin Assets, whose reports appear in the Pricing Disclosure Package and the Offering Memorandum or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(ff)                              The Company and its subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) would not have a Material Adverse Effect; except as described in the Pricing Disclosure Package or the Offering Memorandum or as would not have a Material Adverse Effect, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Offering Memorandum, are in full force and effect.

(gg)         Netherland, Sewell & Associates (the “Company Reservoir Engineer”), whose report dated December 31, 2012, is summarized or excerpted in reports incorporated by reference, or included, in the Pricing Disclosure Package and the Offering Memorandum, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by the Company Reservoir Engineer dated January 31, 2013 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company and its subsidiaries in the properties therein as of December 31, 2012 and was prepared in accordance with the Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated January 31, 2013.

(hh)         Forrest A. Garb & Associates (“Forrest A. Garb”), whose report dated February 7, 2012, is summarized or excerpted in reports incorporated by reference, or included, in the Pricing Disclosure Package and the Offering Memorandum, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by Forrest A. Garb dated February 7, 2012 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company its subsidiaries in the properties therein as of December 31, 2011 and was prepared in accordance with the Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to Forrest A. Garb for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Forrest A. Garb dated February 7, 2012

(ii)           The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(jj)           The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict in any material respect with, and have not received any notice of any material claim of conflict with, any such rights of others.

(kk)         Other than as set forth in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the Registration Rights Agreement or the performance by the Company or any Guarantor of their obligations hereunder or thereunder; and, to the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ll)           There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K, or a periodic report of the Company under the Exchange Act that would be incorporated by reference therein, that have not been described in the Pricing Disclosure Package and the Offering Memorandum.  The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company, the Guarantors nor any of their respective subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(mm)      The statements made in the Pricing Disclosure Package and the Offering Memorandum under the captions “Business” (as incorporated by reference from the Company’s Exchange Act Reports), “Certain United States Federal Income Tax Considerations” and “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(nn)         No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(oo)         No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent that could reasonably be expected to have a Material Adverse Effect.

(pp)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq)         The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries, nor (ii) does the Company or any Guarantor have any knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes.

(ss)          Since the date as of which information is given in the Pricing Disclosure Package and the Offering Memorandum and except as may otherwise be described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any Guarantor has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(tt)           Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform their obligations under this Agreement.

(uu)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(vv)         The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Pricing Disclosure Package, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company, the Guarantors and their respective subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(ww)       None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xx)         The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture, the Notes, the Registration Rights Agreement and the Guarantees and under the captions “Description of Our Other Indebtedness” and “Plan of Distribution” insofar as they purport to describe the provisions of the documents referred to therein, are accurate in all material respects.

(yy)         The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(zz)         The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa)      (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bbb)      Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of by its auditors, nor has it identified (A) any material weaknesses in the design or operation of internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls.

(ccc)       No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(ddd)      There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(eee)       The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” as incorporated by reference from the Company’s Exchange Act Reports in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes in all material respects (A) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(fff)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Guarantor, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ggg)       None of the Company, any of its subsidiaries or, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (collectively, “Covered Persons”) is currently the subject of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries organized or resident in a country or territory other than the United States; and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose or with the intent to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

(hhh)      The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(iii)          Immediately after the consummation of the issuance and sale of the Notes in accordance with the terms of this Agreement, each of the Company and each of the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its subsidiaries and the Guarantors and their subsidiaries are not less than the total amount required to pay the probable liabilities of the Company and its subsidiaries and the Guarantors and their subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company and its subsidiaries and the Guarantors and their subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries and the Guarantors and their subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature and (iv) the Company and its subsidiaries and the Guarantors and their subsidiaries are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its subsidiaries and the Guarantors and their subsidiaries are engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(jjj)         As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company, the Guarantors and their respective subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company, the Guarantors and their respective subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company, the Guarantors or their respective subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kkk)      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(lll)          Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or any such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3.             Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell. (a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto.  The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon transfer of immediately available funds to the Company for all of the securities to be purchased as provided herein.

(b)           Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iii) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes.  The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes.  Such price may be changed by the Initial Purchasers at any time without notice.

(c)           Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company that:

(i)                                     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(ii)                                  in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(A)                               to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B)                               to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)                               to fewer than 100, or if the Relevant Member State has implemented the relevant provision of the 2010 Prospectus

Directive Amending Directive 150, natural or legal persons (other than qualified investors) subject to obtaining the prior consent of the representatives for any offer; or

(D)                               in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive;

For the purposes of this representation, the expression an “offer of securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 Prospectus Directive Amendment Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State.

(d)           The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consents to such reliance.

4.             Delivery of the Notes and Payment Therefor.  Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Vinson & Elkins LLP, at 9:00 A.M., New York City time, on August 13, 2013 (the “Closing Date”).  The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC.  The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Closing Date.  The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 5:00 p.m., New York City time, on the business day next preceding the Closing Date.

5.             Agreements of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)           The Company and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)           The Company and the Guarantors will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c)           The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)           If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)           None of the Company or any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed.  If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)            Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)           During the period commencing on the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities substantially similar to the Notes issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year except in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer.

(h)           Upon request, so long as any of the Notes are outstanding, the Company and the Guarantors will, furnish at their expense to the Initial Purchasers and to the holders of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i)            The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j)            The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(k)           The Company and the Guarantors will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l)            The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(m)          The Company and the Guarantors will take precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(n)           None of the Company or any of the Guarantors or any other person on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)           The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p)           The Company and the Guarantors will use their best efforts to (i) do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and (ii) satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6.             Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers reasonably incurred in connection therewith); (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees, the Exchange Notes; and the Exchange Guarantees; (j) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (k) all travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.

7.             Conditions to Initial Purchasers’ Obligations.  The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           Mayer Brown LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.

(d)           David Elkouri, General Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion, as counsel to the Company and the Guarantors and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(e)           The Initial Purchasers shall have received from Vinson & Elkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(f)            At the time of execution of this Agreement, the Initial Purchasers shall have received from each of (a) Deloitte & Touche LLP, (b) UHY LLC and (c) Grant Thornton LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)           With respect to the letters of each of (a) Deloitte & Touche LLP, (b) UHY LLC and (c) Grant Thornton LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)           Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company, the Guarantors and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(i)            At the time of execution of this Agreement, the Initial Purchasers shall have received from (a) the Company Reservoir Engineer and (b) Forrest A. Garb an initial letter (each an “initial expert letter”), in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial expert letter to the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of the reports of proved reserves from the Company Reservoir Engineer and Forrest A. Garb.

(j)            The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

(i)                                     The representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  They have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.

(k)           Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is used in Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities issued or guaranteed by the Company or any of the Guarantors (in each case, other than an announcement with positive implications of a possible upgrading).

(l)            The Notes shall be eligible for clearance and settlement through DTC.

(m)          The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

(n)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the NYSE Amex Equities or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(o)           The Notes and the notation of guarantees shall be executed by the Company and the Guarantors in substantially the respective forms set forth in the Indenture and the Notes shall be authenticated and delivered by the Trustee in accordance with Section 2.2 of the Indenture.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.             Indemnification and Contribution.

(a)           The Company and each Guarantor, hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or any materials prepared, or approved, by the Company for the purpose of compliance with the Canadian securities laws, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b)           Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under paragraphs (a) or (b) of this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under  paragraphs (a) or (b) of this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) of this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this paragraph (a) or (b) of this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8, if (i) the Company, the Guarantors and the Initial Purchasers shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective affiliates, directors, officers, employees or controlling persons, on the one hand, and the Company and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors.  No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors.  The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e)           The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements contained in the second sentence under the heading “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.

9.             Defaulting Initial Purchasers.

(a)           If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms.  In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 to the non-defaulting Initial Purchasers and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.          Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any event described in Section 7 shall have occurred or failed to occur and shall permit the Initial Purchasers to decline to purchase the Notes, or if the Initial Purchasers shall decline to purchase the Notes for any other reason permitted under this Agreement.

11.          Reimbursement of Initial Purchasers’ Expenses.  If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall jointly and severally reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12.          Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to BMO Capital Markets Corp. 3 Times Square, 28th Floor, New York, New York 10036, Attention: Legal with a copy to Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Jim Prince (Fax: (713) 615-5962);

(b)           if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attention: David Elkouri, with a copy to Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: William T. Heller IV;

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to BMO Capital Markets Corp., which address will be supplied to any other party hereto by BMO Capital Markets Corp. upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by BMO Capital Markets Corp.

(c)           In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the Initial Purchasers to properly identify their respective clients.

13.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15.          Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.          Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by BMO Capital Markets Corp. on behalf of the Initial Purchasers, and any such action taken by BMO Capital Markets Corp. shall be binding on the Initial Purchasers.

17.          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.          Waiver of Jury Trial.  The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          No Fiduciary Duty.  The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

20.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name: Floyd C. Wilson
Title: Chairman and Chief Executive Officer

HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
By:	HALCÓN GULF STATES, LLC,
its General Partner
HALCÓN GULF STATES, LLC
HRC ENERGY LOUISIANA, LLC
HRC ENERGY, LLC
HRC OPERATING, LLC
HRC ENERGY RESOURCES (WV), INC.
HALCÓN ENERGY HOLDINGS, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HRC PRODUCTION COMPANY
HK OIL & GAS, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
SOUTHERN BAY ENERGY, LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman and Chief Executive Officer

Signature Page to Purchase Agreement

Accepted:

BMO CAPITAL MARKETS CORP.

For itself and as Representative of the several

Initial Purchasers named on Schedule I hereto.

By:
Authorized Signatory

Signature Page to Purchase Agreement

SCHEDULE I

Principal
Amount of
Notes
to be
Initial Purchasers	Purchased

BMO Capital Markets Corp.	104,000,000
Barclays Capital Inc.	80,000,000
J.P. Morgan Securities LLC	40,500,000
Wells Fargo Securities, LLC	40,500,000
RBC Capital Markets Corp.	20,000,000
Goldman, Sachs & Co.	20,000,000
Credit Agricole Securities (USA) Inc.	17,000,000
Capital One Securities, Inc.	13,000,000
SunTrust Robinson Humphrey, Inc.	9,000,000
Deutsche Bank Securities Inc.	9,000,000
ING Financial Markets LLC	9,000,000
Natixis Securities Americas LLC	9,000,000
RBS Securities Inc.	9,000,000
Credit Suisse Securities (USA) LLC	8,000,000
Comerica Securities, Inc.	4,000,000
KeyBanc Capital Markets Inc.	4,000,000
Scotia Capital (USA) Inc.	4,000,000
Total	$400,000,000

I-1

SCHEDULE II

LIST OF GUARANTORS

Subsidiary	State of Incorporation or Organization
Halcón Energy Properties, Inc.	Delaware
Halcón Field Services, LLC	Delaware
Halcón Holdings, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
Halcón Resources Operating, Inc.	Delaware
Halcón Louisiana Operating, L.P.	Delaware
Halcón Gulf States, LLC	Oklahoma
HRC Energy Louisiana, LLC	Delaware
HRC Energy Resources (WV), Inc.	Delaware
Halcón Energy Holdings, LLC	Delaware
Halcón Williston I, LLC	Texas
Halcón Williston II, LLC	Texas
HRC Production Company	Texas
HK Oil & Gas LLC	Texas
HRC Energy, LLC	Colorado
HRC Operating, LLC	Colorado
HK Energy Operating, LLC	Texas
Southern Bay Energy, LLC	Texas
HK Louisiana Operating, LLC	Texas

II-1

SCHEDULE III

HALCÓN RESOURCES CORPORATION

$400,000,000 9.250% Senior Notes due 2022

August 8, 2013

Pricing Supplement

Pricing Supplement dated August 8, 2013 to the Preliminary Offering Memorandum dated August 7, 2013 of Halcón Resources Corporation. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer	Halcón Resources Corporation

Guarantors

The notes will be guaranteed on a senior unsecured basis by the Issuer’s current wholly owned subsidiaries and by any future restricted subsidiaries that guarantee the Issuer’s indebtedness under a credit facility.

Title of Securities	9.250% Senior Notes due 2022 (the “Notes”)

Aggregate Principal Amount	$400,000,000 (increased from $300,000,000)

Distribution	144A / Regulation S with Registration Rights

Maturity Date	February 15, 2022

Issue Price	100%, plus accrued interest, if any, from August 13, 2013

Coupon	9.250%

Yield to Maturity	9.250%

Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2014

Record Dates	February 1 and August 1 of each year

Trade Date	August 8, 2013

Settlement Date	August 13, 2013 (T+3)

We expect that delivery of the Notes will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+3”).

III-1

Optional Redemption

On or after August 15, 2017, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on August 15 of the years indicated below:

	Year	Price

	2017	104.625%

	2018	102.313%

	2019 and thereafter	100.000%

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to August 15, 2017

Equity Clawback	Up to 35% at 109.250% prior to August 15, 2016

Change of Control	101% plus accrued and unpaid interest (following a Rating Decline)

Joint Book-Running Managers	BMO Capital Markets Corp. Barclays Capital Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers

RBC Capital Markets, LLC

Goldman, Sachs & Co.

Credit Agricole Securities (USA) Inc.

Capital One Securities, Inc.

SunTrust Robinson Humphrey, Inc.

Deutsche Bank Securities Inc.

ING Financial Markets LLC

Natixis Securities Americas LLC

RBS Securities Inc.

Credit Suisse Securities (USA) LLC

Comerica Securities, Inc.

KeyBanc Capital Markets Inc.

Scotia Capital (USA) Inc.

CUSIP and ISIN Numbers	Rule 144A CUSIP: 40537Q AE0 Regulation S CUSIP: U4057P AD7 Rule 144A ISIN: US40537QAE08 Regulation S CUSIP: USU4057PAD79

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

Additional Changes to the Preliminary Offering Memorandum:

Recent Developments

The disclosure under “Summary—Recent Developments—Concurrent Offering of Our Common Stock” on page 6 of the Preliminary Offering Memorandum is amended and restated as follows: “On August 8, 2013, we priced a public offering of 38.0 million shares of our common stock (with a 30-day over-allotment option for an addition 5.7 million shares) at a price to the public of $5.10 per share, which is expected to result in net proceeds of $187.2 million, referred to herein as the ‘‘concurrent offering of our common stock.’’ The concurrent offering of our common stock is expected to close concurrently with the offering of the notes.  The shares are being offered only by means of a prospectus and related prospectus supplement pursuant to an effective registration statement filed under the Securities Act. This offering memorandum shall not be deemed to be an offer to sell or a solicitation of an offer to buy the securities offered in the concurrent offering of our common stock.  We cannot give any assurance that the concurrent offering of our common stock will be completed or the terms on which it may be completed. The closing of this offering is not contingent upon the closing of the concurrent offering of our common stock.”

III-2

Use of Proceeds:

The first sentence under “Use of Proceeds” on page 36 of the Preliminary Offering Memorandum is amended and restated as follows: “We estimate the net proceeds of this offering will be approximately $392.2 million after deducting the initial purchaser’s discounts and commissions and estimated offering expenses.”

Capitalization

The “As Adjusted” column of the “Capitalization” table on page 37 of the Preliminary Offering Memorandum is amended to show Cash of $239.5 million, no borrowings outstanding under the Revolving credit facility, Total long-term debt of $2,771.0 million, Additional paid-in capital of $2,900.9 million, Total stockholders’ equity of $2,669.0 million and Total capitalization of $5,440.0 million.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimers or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Supplement having been sent via, or posted on, Bloomberg or another electronic mail system.

III-3

SCHEDULE IV

A.            Insert list of each document provided as an amendment or supplement to the Preliminary Offering Memorandum to be treated as part of the Pricing Disclosure Package.

B.            Insert list of any “road show” materials or other materials that are Free Writing Offering Documents.

IV-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

1.             The Company and each of its Subsidiaries is a corporation, limited liability company or partnership, as applicable, validly existing and in good standing under the laws of the state of its incorporation or organization, with corporate, limited liability company or partnership power and authority, as applicable to own its properties and conduct its business as described in the Pricing Disclosure Package.

2.             Based solely on certificates of public officials, each of the Company and its Subsidiaries was duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction listed in Schedule     with respect to it as of the respective dates specified in such Schedule.

3.             The Company and each of its Subsidiaries:

(a)           has taken all corporate, limited liability company or partnership action, as applicable, necessary to authorize the execution, delivery and performance of such Transaction Documents; and

(b)           has duly executed and delivered such Transaction Documents.

4.             (a)           Assuming the due authentication of the Notes by the Trustee in accordance with the Indenture and payment for the Notes by the Initial Purchasers in accordance with the Purchase Agreement:

(i)            the Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with its terms and entitled to the benefits of the Indenture, and

(ii)           the Guarantees will be the valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

(b)           Assuming the due issuance, execution and authentication of the Exchange Notes and the Exchange Guarantees in accordance with the Registration Rights Agreement and the Indenture:

(i)            the Exchange Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, and

(ii)           the Exchange Guarantees will be the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

5.             Each of the Indenture and the Registration Rights Agreement constitutes the valid and binding obligation of each Relevant Party that is a party thereto, enforceable against such Relevant Party in accordance with its terms.

6.             The form of the Indenture complies with the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”).

7.             The application of the proceeds from the Notes by the Company as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum and the execution and delivery by each Relevant Party of the Transaction Documents to which it is a party do not, and the performance by each such Relevant Party of its obligations under the Transaction Documents to which it is a party will not:

(a)           in the case of any Relevant Party (other than the Other Party), violate its certificate of incorporation or bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable;

(b)           breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule I.C (the “Applicable Contracts”) (except that we express no opinion with respect to financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance, other than with respect to Section 4.3(b) of the Indenture dated November 6, 2012, among the Company, the guarantors named therein, and U.S. Bank Trust National Association (“US Bank”), as trustee (the “November 2012 Indenture”) and the Indenture dated July 16, 2012, as supplemented as of August 1, 2012, and December 6, 2012, among the Company, the guarantors named therein, and US Bank, as trustee (the “July 2012 Indenture”), with respect to which we have received an officers’ certificate certifying as to the financial calculations referred to in such Section) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule I.D; or

(c)           result in a violation by any Relevant Party of any Applicable Laws, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act.

8.             No authorization, approval or other action by, and no notice to or filing with, any United States federal, New York or Texas  governmental authority or regulatory body, or any third party that is a party to an Applicable Contract, is required for: (a) the due execution, delivery or performance by a Relevant Party of any Transaction Document to which it is a party, or (b) the application of the proceeds from the Notes by the Company as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum, except, in each case, as may be required under the Securities Act of 1933, as amended (the “Securities Act”), and the TIA in connection with the registration statement described in the Pricing Disclosure Package and the Offering Memorandum and contemplated by the Registration Rights Agreement, and except that we express no opinion with respect to authorizations, approvals, actions, notices and filings  that may be required in connection with financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance, other than with respect to Section 4.3(b) of the

November 2012 Indenture and the July 2012 Indenture, with respect to which we have received an officers’ certificate certifying as to the financial calculations referred to in such Section.

9.             No Relevant Party is, or as a result of the transactions contemplated by the Transaction Documents is or will be after applying the proceeds from the offering as described in the Pricing Disclosure Package and the Offering Memorandum, required to register as an investment company under the Investment Company Act.

10.          Based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer and sale of the Notes or the Guarantees to the Initial Purchasers under the Purchase Agreement, or in connection with the initial offer, resale or delivery of the Notes and the Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement, to register the Notes or the Guarantees under the Securities Act, or to qualify the Indenture under the TIA, except for any registration or qualification of the Notes that may be required in connection with the exchange offer contemplated by the Preliminary Offering Memorandum, the Offering Memorandum and the Registration Rights Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

11.          The statements set forth under the heading “Description of the Notes” in the Pricing Disclosure Package and the Offering Memorandum insofar as such statements purport to summarize the terms of the Indenture, the Notes and the Guarantees, accurately summarize such documents in all material respects.

12.          The statements set forth under the headings “Description of Our Other Indebtedness”, “Certain United States Federal Income Tax Considerations,” “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” and “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum, in each case insofar as such statements purport to constitute summaries of the terms of statutes, rules, regulations or documents, accurately summarize such statutes, rules, regulations and documents in all material respects.

13.          A Texas state court or a federal court sitting in the State of Texas and applying Texas conflicts-of-laws principles would give effect to the choice of New York law to govern the Transaction Documents.

14.          The authorized capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

15.          We are not representing any Relevant Party in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

Such counsel shall also furnish to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that such counsel reviewed the Pricing Disclosure Package and the Offering Memorandum and participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, and representatives of the independent public accountants and independent reserve engineers for the Company at which the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in Pricing Disclosure Package or the Offering Memorandum, and such counsel has not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature.  Subject to the foregoing, such counsel confirm to you, on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused it to believe that:

(a)           the Pricing Disclosure Package, as of  :     .m., eastern time on August     , 2013, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b)           the Offering Memorandum, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Offering Memorandum (except as otherwise specifically stated in paragraphs 11 and 12), and such counsel does not express any belief with respect to the financial statements and related notes and schedules and other financial data, accounting data, information or assessments of or reports on the effectiveness of internal control over financial reporting, or oil and gas reserves or prospects, production data or related geological data, or statistical data derived from such financial, oil and gas reserves, prospects, production data or geological data, contained in or omitted from the Pricing Disclosure Package or the Offering Memorandum.

Exhibit B

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

1.             All of the issued shares of capital stock or other equity interests of each of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) as described in the Preliminary Offering Memorandum and the Final Offering Memorandum or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

2.             To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the Company’s performance of the Agreement or the consummation by the Company of the transactions contemplated therein.

B-1